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                                                                    EXHIBIT 99.1


                                NO. DV99-00110-E

CABEC ENERGY CORP.,                     )        IN THE DISTRICT COURT
                                        )
         PLAINTIFF,                     )
                                        )
VS.                                     )        DALLAS COUNTY, TEXAS
                                        )
WOLFGANG ULLRICH AND                    )
ROSARIN CHAISAYAN,                      )
                                        )
         DEFENDANTS.                    )        101ST JUDICIAL DISTRICT


                                DEFAULT JUDGMENT

On this day, came on to be heard the above-entitled and numbered cause wherein Cabec Energy Corp n/k/a PalWeb Corporation is Plaintiff, and Wolfgang Ullrich and Rosarin Chaisayan are Defendants. The Plaintiff appeared by and through its attorney of record and announced ready for trial.

         The Defendants although duly and legally cited to appear and answer, failed to appear and answer and wholly made default.

         Citations were served according to law and returned to the Clerk where they remained on file for the time required by law. The Court has read the pleadings and the papers on file an is of the opinion that the Defendants by their default have admitted the allegations of Plaintiff's Petition and that the cause of action is liquidated, and finds as follows:

         1. Defendant Wolfgang Ullrich has damaged Plaintiff in the amount of $20,000,000.00 by his breach of contract;

         2. Defendant Wolfgang Ullrich should be required to return to Plaintiff the 31,443,308 shares of the common stock of Plaintiff issued to said Defendant, represented by PalWeb Corporation Common Stock Certificate Nos. CEC 1584 (1,000,000 shares), CEC 1586 (1,443,308 shares), CEC 1587 (1,000,000 shares), CEC 1588 (1,000,000 shares), CEC 1589 (1,000,000
                  shares), CEC 1590 (1,000,000 shares), CEC 1591 (1,000,000
                  shares), CEC 1592 (1,000,000 shares), CEC 1593 (1,000,000
                  shares), CEC 1594 (1,000,000 shares), CEC 1595 (1,000,000
                  shares), CEC 1596 (1,000,000 shares), CEC 1597 (10,000,000 shares), CEC 1598 (5,000,000 shares), and CEC 1599 (5,000,000 shares), and that the return of such

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                  stock may be accomplished by canceling the above listed stock certificates;

         3. Defendant Rosarin Chaisayan should be required to return to Plaintiff the 10,000,000 shares of the common stock of Plaintiff issued to said Defendant, represented by PalWeb Corporation Common Stock Certificate No. CEC 1585, representing 10,000,000 shares, and that the return of such stock may be accomplished by canceling said stock certificate listed above; and

         4. Plaintiff is entitled recover from Defendants reasonable attorneys' fee in the amount of $20,000.00 for the trial of this cause, together with an additional $5,000.00 as reasonable attorneys' fees if this matter is appealed to and successfully defended in the Texas Court of Appeals, together with an additional $7,500.00 as reasonable attorneys' fees if this matter is appealed to and successfully defended in the Texas Supreme Court.

         IT IS, THEREFORE, ORDERED, ADJUDGED, and DECREED that PalWeb Corporation f/k/a Cabec Energy Corp., Plaintiff, have and recover of and from Defendant Wolfgang Ullrich the sum of $20,000,000.00.

         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that PalWeb Corporation Common Stock Certificate Nos. CEC 1584 (1,000,000 shares), CEC 1586 (1,443,308 shares), CEC 1587 (1,000,000 shares), CEC 1588 (1,000,000 shares), CEC 1589
(1,000,000 shares), CEC 1590 (1,000,000 shares), CEC 1591 (1,000,000 shares),
CEC 1592 (1,000,000 shares), CEC 1593 (1,000,000 shares), CEC 1594 (1,000,000 shares), CEC 1595 (1,000,000 shares), CEC 1596 (1,000,000 shares), CEC 1597
(10,000,000 shares), CEC 1598 (5,000,000 shares), and CEC 1599 (5,000,000 shares), held by Defendant Wolfgang Ullrich, be returned to Plaintiff by the cancellation of such stock certificates, and Plaintiff's transfer agent, Continental Stock Transfer & Trust Company, New York, NY, is hereby ordered to cancel PalWeb Corporation Common Stock Certificate Nos. CEC 1584 (1,000,000 shares), CEC 1586 (1,443,308 shares), CEC 1587 (1,000,000 shares), CEC 1588
(1,000,000 shares), CEC 1589 (1,000,000 shares), CEC 1590 (1,000,000 shares),
CEC 1591 (1,000,000 shares), CEC 1592 (1,000,000 shares), CEC 1593 (1,000,000 shares), CEC 1594 (1,000,000 shares), CEC 1595 (1,000,000 shares), CEC 1596
(1,000,000 shares), CEC 1597 (10,000,000 shares), CEC 1598 (5,000,000 shares), and CEC 1599 (5,000,000 shares), held by Defendant Wolfgang Ullrich.

         IT IS FURTHER ORDERED, ADJUDGED AND DECREED that PalWeb Corporation Common Stock Certificate No. CEC 1585 (representing 10,000,000 shares), held by Defendant Rosarin Chaisayan, be returned to Plaintiff by the cancellation of such stock certificate, and Plaintiff's transfer agent, Continental Stock Transfer & Trust Company, New York, NY, is hereby ordered to cancel PalWeb Corporation Common Stock Certificate No. CEC 1585 (representing 10,000,000 shares), held by Defendant Rosarin Chaisayan.

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         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that PalWeb Corporation
f/k/a Cabec Energy Corp., Plaintiff, have and recover of and from Defendants Wolfgang Ullrich and Rosarin Chaisayan, jointly and severally, reasonable attorneys' fees in the amount of $20,000.00 for the trial of this cause, together with an additional $5,000.00 as reasonable attorneys' fees if this matter is appealed to and successfully defended in the Texas Court of Appeals, together with an additional $7,500.00 as reasonable attorneys' fees if this matter is appealed to and successfully defended in the Texas Supreme Court.

         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that the award of attorneys' fees herein is part of the judgment hereby rendered.

         IT IS FURTHER ORDERED, ADJUDGED, and DECREED that Plaintiff is entitled to post-judgment interest at the rate of ten percent (10%) per annum.

         Plaintiff is further entitled to such writs and processes as may be necessary in the enforcement and collection of this judgment.

         SIGNED this 16th day of September, 1999.
                    ------       ---------

                                                      /s/ J M Patterson, Jr.
                                                      --------------------------
                                                      PRESIDING JUDGE



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